AMENDED SCHEDULE A
SERIES AND CLASSES
As of November 11, 2014

Series	Classes

Guggenheim Alpha Opportunity Fund	A, B, C, Institutional and R6
Guggenheim Capital Stewardship Fund	A, C, Institutional and R6
Guggenheim Enhanced World Equity Fund	A, C, Institutional and R6
Guggenheim Floating Rate Strategies Fund	A, C, Institutional and R6
Guggenheim High Yield Fund	A, B, C, Institutional and R6
Guggenheim Investment Grade Bond Fund	A, B, C, Institutional and R6
Guggenheim Large Cap Value Fund	A, B, C, Institutional and R6
Guggenheim Limited Duration Fund	A, C, Institutional and R6
Guggenheim Macro Opportunities Fund	A, C, Institutional and R6
Guggenheim Mid Cap Value Fund	A, B and C
Guggenheim Mid Cap Value Institutional Fund	Institutional and R6
Guggenheim Multi-Asset Fund	A, C, Institutional and R6
Guggenheim Municipal Income Fund	A, C, Institutional and R6
Guggenheim Risk Managed Real Estate Fund	A, C, Institutional and R6
Guggenheim Small Cap Value Fund	A, C, Institutional and R6
Guggenheim StylePlus-Large Core Fund	A, B, C, Institutional and R6
Guggenheim StylePlus-Mid Growth Fund	A, B, C, Institutional and R6
Guggenheim Total Return Bond Fund	A, C, Institutional and R6
Guggenheim World Equity Income Fund	A, B, C, Institutional and R6